Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

NOT FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Quarterly Report of Patterson-UTI Energy, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Cloyce A. Talbott, Chief Executive Officer, and Jonathan D. Nelson, Vice President, Chief Financial Officer, Secretary and Treasurer, of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.

/s/ Cloyce A. Talbott

Cloyce A. Talbott
Chief Executive Officer
August 9, 2004

/s/ Jonathan D. Nelson

Jonathan D. Nelson
Vice President, Chief Financial Officer,
  Secretary and Treasurer

August 9, 2004